UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report: April 4, 2006
(Date of earliest event reported)
John D. Oil and Gas Company
(Exact name of registrant as specified in its charter)

Maryland	000-30502	94-6542723
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

8500 Station Street, Suite 100
Mentor, Ohio	44060
(Address of principal executive offices)	(Zip Code)
(440) 974-3770
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer
Item 9.01. Financial Statements, and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-16.1 Letter Dated April 4, 2006 to the SEC
EX-99.1 Press Release

Item 4.01. Changes in Registrant’s Certifying Accountant.
On April 4, 2006, Grant Thornton LLP notified John D. Oil and Gas Company (the “Company”) that it has declined to stand for re-appointment as the Company’s independent accountants. Grant Thornton provided no further services after the completion of its December 31, 2005 audit. Grant Thornton declined to stand for re-appointment as a result of the June 2005 change in the business plan of the Company that permitted the Company to enter into the oil and natural gas exploration business.
On April 4, 2006, the Company engaged Hausser + Taylor LLC as its independent accountants for the fiscal year ended December 31, 2006. During the past two years, neither the Company nor anyone on its behalf consulted with Hausser + Taylor with respect to the Company’s financial statements for the past two fiscal years and through the date of Hausser + Taylor’s engagement regarding any of the matters or events set forth in Item 304(a)(2) of Regulation S-B. Grant Thornton’s departure and the subsequent appointment of Hausser + Taylor was approved by the audit committee of the Board of Directors of the Company.
Grant Thornton’s report on the Company’s financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion, and was not modified as to uncertainty, audit scope, or accounting principles. Further, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused it to make a reference to the subject matter of the disagreement in connection with its report.
The Company furnished Grant Thornton with a copy of this Current Report on Form 8-K for its review prior to filing with the Securities and Exchange Commission. The Company also requested Grant Thornton to furnish a letter addressed to the SEC stating whether it agrees with the statements made in this report insofar as they related to Grant Thornton’s audit services and engagement with the Company. A copy of Grant Thornton’s letter to the SEC dated April 4, 2006 is filed as Exhibit 16.1 to this report.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer
Thomas J. Smith resigned as President and Chief Operating Officer of the Company on April 7, 2006 to pursue other business interests. Mr. Smith remains a director of the Company. Gregory J. Osborne, who has served as a director of the Company since February 2006, was immediately appointed the Company’s new President and Chief Operating Officer by the Board of Directors. From 2003 until his appointment as the Company’s President and COO, Gregory Osborne was President of Great Plains Exploration LLC, an oil and gas exploration company based in Mentor, Ohio that owns and operates oil and gas wells. From 2001 until joining Great Plains Exploration, he served as Executive Vice President of Orwell Natural Gas Company, a regulated gas public utility company operating in Ohio. Gregory Osborne also serves as a trustee of the Ohio Oil and Gas Association. Gregory Osborne does not have an employment agreement with the Company. He is the son of Richard M. Osborne, the Company’s Chairman of the Board and Chief Executive Officer.

Item 9.01.	Financial Statements, and Exhibits

(c)	Exhibits:
16.1 Letter dated April 4, 2006 to the Securities and Exchange Commission from Grant Thornton LLP

99.1 Press Release dated April 7, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

John D. Oil and Gas Company

By:	/s/ C. Jean Mihitsch

Name: C. Jean Mihitsch
Title:	Chief Financial Officer
Dated: April 10, 2006

EXHIBIT INDEX

Exhibit Number	Description

16.1	Letter dated April 4, 2006 to the Securities and Exchange Commission from Grant Thornton LLP

99.1	Press Release dated April 7, 2006